SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2010

RGC RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 25, 2010, the Board of Directors of RGC Resources, Inc., (the “Company”) approved the Compensation Committee’s bonuses in respect of 2009 and salaries in effect during 2010 for the executive officers.

The approved 2009 bonuses and 2010 salaries for the Company’s executive officers are set forth below:

Officer	Title	Bonus	Salary

John B. Williamson, III	Chairman, President and CEO	$200,000	$333,000

John S. D’Orazio	Vice President and COO - Roanoke Gas Company	52,000	158,000

Howard T. Lyon	Vice President, Treasurer and CFO	38,000	148,000

Dale P. Lee	Vice President and Secretary	36,000	132,000

Shareholders approved the selection by the Audit Committee of the Board of Directors of the firm Brown Edwards & Company, LLP as independent auditors for the fiscal year ending September 30, 2010, by the following vote.

ITEM 8.01.	OTHER EVENTS.

RGC Resources, Inc. issued a press release on January 25, 2010, announcing, among other things, the election of three Directors at its annual meeting of shareholders held on January 25, 2010 and the appointment of external auditors for the current year. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information disclosed under this Item, including such Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

99.1	Press Release dated January 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: January 28, 2010	By:	/S/ HOWARD T. LYON
Howard T. Lyon
Vice-President, Treasurer and CFO
(principal financial officer and principal accounting officer)